SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 2, 2003

Ascendant Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-27945	75-2900905
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16250 Dallas Parkway, Suite 102

Dallas, Texas 75248

(Address of Principal Executive Offices, including zip code)

(972) 250-0945

(Registrant’s Telephone Number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 4. CHANGES IN CERTIFYING ACCOUNTANT.

(a) Information Required by Item 304(a)(1) of Regulation S-K.

(i) On April 2, 2003, Ernst & Young LLP (“Ernst & Young”) notified Ascendant Solutions, Inc. (the “Company”) that it did not intend to stand for re-election as the Company’s independent public accountants.

(ii) The reports of Ernst & Young on the Company’s financial statements for the fiscal years ended December 31, 2001 and December 31, 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

(iii) In connection with the audits of the Company’s financial statements for each of the fiscal years ended December 31, 2001 and December 31, 2002, and in the subsequent interim periods, there were no disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to such matter in connection with its report.

(iv) During the two most recent fiscal years and through the date of dismissal there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)) except for the following matter related to the Company’s internal control:

As disclosed in the Company’s 10-K, Item 14, management concluded that the Company’s disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. However, due to the limited size of the Company’s staff, there is inherently a lack of segregation of duties related to the authorization, recording, processing and reporting of transactions. We periodically assess the cost versus benefit of adding the resources that would remedy this situation and currently, with the concurrence of the board of directors, do not consider the benefits to outweigh the costs of adding additional staff in light of the limited number of transactions related to the company’s operations.

In connection with the audit of the consolidated financial statements for the year ended December 31, 2002, Ernst & Young LLP advised the Company that the lack of segregation of duties is a material weakness. A material weakness is a reportable condition in which the design or operation of one or more of the specific internal control components does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the consolidated financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

(v) The Company has furnished Ernst & Young with a copy of the foregoing disclosure and requested Ernst & Young to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the foregoing statements. A copy of the letter of Ernst & Young to the Securities and Exchange Commission, dated April 9, 2003, is filed as Exhibit 16 hereto.

(vi) The Company’s Board of Directors has authorized Ernst & Young to respond fully to any inquiries made by any successor accountants

(b) The Company’s Board of Directors is engaged in the process of selecting new independent accountants and the Company’s Audit Committee has scheduled a meeting on Friday, April 11, 2003 to discuss Ernst & Young’s decision not to stand for re-election and the Company’s internal controls. The Company will file a Form 8-K when the selection of the new auditor has been made.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired

Not applicable

(b) Pro forma financial information

Not applicable

(c) Exhibits

16    Letter from Ernst & Young LLP to the Securities and Exchange Commission dated April 9, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENDANT SOLUTIONS, INC.

By:	/s/ DAVID E. BOWE
David E. Bowe Chief Executive Officer, President and Chief Financial Officer

Dated: April 9, 2003

Index to Exhibits

Exhibit Number	Description

16	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated April 9, 2003 regarding change in certifying accountant.

EXHIBIT 16

April 9, 2003

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Dear Sir/Madam:

We have read paragraph (a) of Item 4 included in the Form 8-K dated April 2, 2003 of Ascendant Solutions, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Regarding the registrant’s statement concerning the lack of internal control to prepare financial statements, included in paragraph (a)(iv) of Item 4 of the above referenced filing, we had considered such matter in determining the nature, timing, and extent of procedures performed in our audit of the registrant’s 2002 consolidated financial statements.

In addition, we have no basis to agree or disagree with other statements of the registrant contained in paragraph (b) of Item 4 of the above referenced filing.

Very truly yours,

Ernst & Young LLP

cc: Mr. David E. Bowe, Ascendant Solutions, Inc.